Exhibit 99.1

NEWS RELEASE


RGC RESOURCES, INC.

Release Date:     December 22, 2003
Contact:          John B. Williamson, III
                  President, Chairman and CEO
Telephone:        540-777-3810


                               RGC RESOURCES, INC.
            ANNOUNCES ANNUAL FINANCIAL RESULTS AND QUARTERLY DIVIDEND


     RGC Resources, Inc. announced fiscal year earnings of $3,528,389 or $1.77 per diluted share outstanding for the year ended September 30, 2003, compared to $2,486,895 or $1.28 per diluted share for the year ended September 30, 2002. The Company also announced a 4th quarter loss of $588,294 or ($0.32) per diluted share for the quarter ended September 30, 2003, compared to a loss of $526,593 or ($0.29) per diluted share for the quarter ended September 30, 2002. President, Chairman and CEO John Williamson attributed the improvement in earnings to weather for the fiscal year that was 24% colder than the prior year, the effect of a rate adjustment approved by the Company's natural gas utility regulatory commissions, and improved operating margins on propane sales.

     The Company also announced that its Board of Directors declared a quarterly dividend of $0.285 payable February 1, 2004 to shareholders of record on January 16, 2004. This is the Company's 239th consecutive quarterly dividend.

     RGC Resources, Inc. has approximately 76,000 natural gas and propane customers through its natural gas distribution companies that service the Roanoke Valley and Bluefield areas and Highland Propane Company which serves portions of Virginia and southern West Virginia. The Company's stock is listed on the NASDAQ Stock Market, trading symbol RGCO.

     Summary financial statements for the fourth quarter and twelve months are as follows:






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                                             RGC Resources, Inc. and Subsidiaries

                             Condensed Consolidated Statements of Income and Comprehensive Income
                                                         (Unaudited)
                                                           Three Months Ended                      Twelve Months Ended
                                                             September 30,                            September 30,
                                                       2003                2002                  2003               2002
                                                   ----------------------------------       ------------------ ---------------

Revenues                                         $    15,390,681    $      11,451,333      $    104,361,559  $      80,225,673
Cost of sales                                         10,903,451            7,663,666            74,636,845         55,394,584
                                                   -------------     ----------------       ---------------    ---------------
Operating margin                                       4,487,230            3,787,667            29,724,714         24,831,089
Other operating expenses                               4,979,211            4,123,723            21,884,057         18,727,620
Impairment loss                                                -               72,008                     -             72,008
Interest expense                                         545,383              505,637             2,172,342          2,050,754
                                                   -------------     ----------------       ---------------    ---------------
Income before income taxes                            (1,037,364)            (913,701)            5,668,315          3,980,707
Income tax expense                                      (449,070)            (387,108)            2,139,926          1,493,812
                                                   -------------     ----------------       ---------------    ---------------
Net income (loss)                                       (588,294)            (526,593)            3,528,389          2,486,895
Other comprehensive income (loss), net of tax             35,685              121,281              (288,793)           209,097
                                                   -------------     ----------------       ---------------    ---------------
Comprehensive income (loss)                      $      (552,609)   $        (405,312)     $      3,239,596  $       2,695,992
                                                   =============     ================       ===============    ===============

Net earnings per share of common stock:
     Basic                                       $         (0.31)   $           (0.29)     $           1.78  $            1.28
                                                   =============     ================       ===============    ===============
     Diluted                                     $         (0.32)   $           (0.29)     $           1.77  $            1.28
                                                   =============     ================       ===============    ===============

Cash dividends per common share                  $         0.285    $           0.285      $          1.140  $           1.140
                                                   =============     ================       ===============    ===============

Weighted average number of common shares outstanding:
     Basic                                                                                        1,983,970          1,939,511
     Diluted                                                                                      1,989,460          1,942,058

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                                            Condensed Consolidated Balance Sheets
                                                         (Unaudited)

                                                                                 September 30,
ASSETS                                                                     2003                  2002
                                                                     ----------------       ---------------
Current assets                                                      $      27,677,977      $     22,296,926
Total property, plant and equipment, net                                   71,751,354            69,138,197
Other assets                                                                1,068,068               966,332
                                                                     ----------------       ---------------

     Total Assets                                                   $     100,497,399      $     92,401,455
                                                                     ================       ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                                 $      30,695,469      $     23,852,139
Long-term debt                                                             30,219,987            30,377,358
Deferred credits and other liabilities                                      5,724,329             6,102,961
                                                                     ----------------       ---------------
     Total Liabilities                                                     66,639,785            60,332,458
Stockholders' Equity                                                       33,857,614            32,068,997
                                                                     ----------------       ---------------

     Total Liabilities and Stockholders' Equity                     $     100,497,399      $     92,401,455
                                                                     ================       ===============
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